UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INVENSENSE, INC.

(Name of Registrant as Specified in Its Charter)

TDK CORPORATION

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Filed by TDK Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: InvenSense, Inc. Commission File No.: 001-35269

Dear Sir/Madam,

December 21, 2016

Name of the company	TDK Corporation

Representative	Shigenao Ishiguro, President and CEO
(Tokyo Stock Exchange 1st section, Code 6762)

Enquiries to:	Sumio Marukawa, General Manager of the Corporate Communications Group of Corporate Strategy HQ
(TEL 03-6852-7102)

TDK to acquire InvenSense

TDK Corporation (“TDK,” TSE: 6762, President and CEO: Shigenao Ishiguro) resolved at a meeting of the Board of Directors on December 21, 2016 to reach agreement with InvenSense, Inc. (“InvenSense,” President and CEO: Behrooz Abdi), a major manufacturer of inertial sensors in the United States, to acquire shares of InvenSense and make it a wholly-owned subsidiary of TDK (hereafter referred to as “the acquisition”).

Completion of the acquisition is subject to approval of InvenSense’s shareholders and approval from applicable regulatory authorities, and is planned to be completed in the second quarter of the fiscal year ending March 31, 2018.

1.	Purpose of the acquisition

In TDK’s current medium-term (3-year) management plan ending in March 2018 focuses on the importance of three areas: automotive, manufacturing devices and energy, and Information and Communications Technology (ICT). As part of its strategy for growth in these key areas, TDK has identified sensors and actuators, energy units and next-generation electronic components as three products areas for strategic growth which may be achieved by unlocking new business opportunities in the fields of IoT, and TDK is aiming to expand its business operations by actively making growth investments. Sensors and actuators are the important devices that are essential for IoT, and therefore TDK is aiming to substantially develop its sensor business so that it can offer a wide range of sensor solutions to its customers. Through the acquisition of the sensor business, TDK will be able to strengthen its product line-ups and technologies, which will enable the combined company to enhance its product range for IoT and automotive and accelerate the sensor product roadmap to offer innovative next generation products and solutions. In addition, sensor fusion, the combination of various sensor technologies and software to create products with even high added value presents additional opportunities for the combined company.

InvenSense is a world forerunner in inertial sensors with its six-axis, nine-axis and other sensor products and solutions. It is a “fab-less maker” that is developing its wide portfolio based on inertial, pressure, microphone, and ultrasonic wave sensors. InvenSense’s “fabless” model enables development of is high performance products at a low cost via its unique CMOS-MEMS production process and provides high value-added solutions by developing its own software and algorithms in-house. As a result of its unique strength, InvenSense has a leading track record in consumer devices such as smartphones, wearables, gaming devices and optical image stabilization devices for cameras. Going forward, TDK expects growth in the fields of IoT, industrial equipment, and automobiles, as well as ICT, driven by the increasing consumer demand of indoor navigation, Virtual Reality (VR), Augmented Reality (AR), and Advanced Driver Assistance Systems (ADAS).

TDK is working to expand its sensor business by focusing on magnetic sensors which apply thin-film magnetic technology, that it has accumulated through its work with hard disk drive (HDD) product development over many years. TDK acquired Micronas Semiconductor Holding AG based in Switzerland in March 2016, and reached the decision to acquire Tronics Microsystems SA based in France in August 2016. The acquisition will enable TDK to combine InvenSense’s advanced inertial sensor technology with its wide-ranging portfolio of magnetic, pressure, temperature and microphone sensors. This will enable TDK to provide its customers a various type of technologies and product line-ups as well as creating products with high-added value such as “sensor fusion” that fuses the raw data outputs of multiple sensors and integrates sensor with software in a platform solution. The acquisition will accelerate further strengthening of its sensor business, which is one of TDK’s strategic growth products areas.

TDK established a joint venture with Qualcomm Incorporated called RF360 Holdings Singapore PTE, Ltd. in January 2016, and has also entered into an agreement with Qualcomm to expand technical cooperation in a wide range of products including passive components, batteries, wireless power transfer, sensors, MEMS and various other next-generation products that are critical for mobile communications, IoT and automotive applications. This joint venture will enable InvenSense to expand its customer base in the ICT, IoT and automotive areas as well as enabling it to provide sensor solutions with increased synergies.

2.	Method of the Acquisition

The acquisition will be implemented by establishing a newly formed subsidiary of TDK (the “Merger Sub”) and merging it with InvenSense(*1)(*2). Through this method, TDK will pay cash consideration to existing shareholders of InvenSense and thereby acquire 100 percent of the shares of InvenSense.

The amount involved in the acquisition is expected to be approximately USD 1,334 million (approximately 157.2 billion yen (13.00 US dollars per share (at an exchange rate of 118 yen to the dollar))). Funding for the acquisition is expected be provided from TDK’s cash holdings.

(*1) This process is called a “reverse triangular merger” under the related laws and regulations in the U.S., which is similar to a triangular merger in Japan. It is a common method used for acquisition in the U.S.

(*2) The Merger Sub is an indirect wholly-owned subsidiary of TDK through TDK U.S.A. Corporation, TDK’s wholly-owned subsidiary in Delaware (“TDK USA”). Prior to the closing of the merger, TDK plans to assign all of its rights and obligations under the merger agreement to TDK USA. In such case, TDK will acquire shares of InvenSense through TDK USA.

3.	Outline of the subsidiary of TDK which is acquiring the share

(1) Name	TDK U.S.A. Corporation

(2) Address	455 RXR Plaza Uniondale, NY 11556 U.S.A.

(3) Name and title of the representative	President and CEO: Frank Sweeney

(4) Business details	Regional Headquarter in U.S.A.

(5) Capital	458,727 thousand US dollars

(Note: As described in Section 2 above, Prior to the closing of the merger, TDK plans to assign all of its rights and obligations under the merger agreement to TDK USA. In such case, TDK will acquire shares of InvenSense through TDK USA.)

4.	Outline of the company (InvenSense) being transferred

(1) Name	InvenSense, Inc. (NYSE: INVN)

(2) Address	1745 Technology Drive San Jose, California 95110

(3) Title and name of the representative	President and CEO: Behrooz Abdi

(4) Type of Business	Development, manufacture and sale of inertial sensors, acceleration sensors, angular velocity sensors, magnetic compasses, voice sensors etc. and control software

(5) Capital	303,200 thousand US dollars as of April 3, 2016

(6) Date of establishment	June 2003

(7) Major shareholders and ownership percentage (as of July 3, 2016)	Artiman, LLC The Vanguard Group, Inc.	6.9% 5.8%

(8) Ties between TDK and InvenSense	Capital ties	There are no capital ties between TDK and InvenSense
	Human ties	There are no human ties between TDK and InvenSense
	Trading ties	There are no trading ties between TDK and InvenSense

(9)	Consolidated business performance and consolidated financial status of InvenSense over the most recent three years

Accounting period (Unit: million USD)	March 2014	March 2015	March 2016
Consolidated net assets	313.8	359.5	378.7
Consolidated total assets	494.7	585.7	622.5
Consolidated net assets per share (US dollars)	3.55	3.87	4.07
Consolidated sales	252.5	372.0	418.4
Consolidated operating profit	10.0	5.9	2.9
Net income attributable to parent company shareholders	6.1	(1.1)	(21.2)
Consolidated net income per share (US dollars)	0.07	(0.01)	(0.23)

5.	Number of shares to be acquired, acquisition price, and share ownership before and after acquisition

(1) Shares owned before transfer	0 share (Number of shares with voting right: 0 share) (Ownership percentage: 0.0%)

(2) Number of shares to be acquired	102,619,444 shares(*3) (Number of shares with voting right: 102,619,444 shares)

(3) Acquisition price	Ordinary shares of InvenSense: 1,334 million US dollars Advisory fees etc.: 8 million US dollars

(4) Shares owned after transfer	102,619,444 shares (Number of shares with voting right: 102,619,444 shares) (Ownership percentage: 100.0%)

(*3)	Based on the number of fully diluted shares as of today (reflecting dilution caused by the adjustment of stock-related compensation associated with the acquisition). Above figures have been rounded off to the closest whole number.

6.	Schedule

(1) Date of decision by TDK’s Board of Directors	December 21, 2016

(2) Date of decision by InvenSense’s Board of Directors	December 21, 2016

(3) Date merger contract signed	December 21, 2016

(4) Approval of InvenSense’s merger decision at the shareholders’ general meeting	Expected during fourth quarter of the fiscal year ending March 31, 2017

(5) Execution date for the Acquisition	Second quarter of the fiscal year ending March 31, 2018 (planned)

(Note) The completion of the transaction is subject to regulatory approvals and other customary closing conditions in the U.S. and other countries.

7.	Outlook

As a result of this acquisition, InvenSense will become a consolidated subsidiary of TDK. The resulting impact on TDK’s consolidated earnings will be promptly disclosed according to the status of the progress of the acquisition.

END

(Reference) TDK’s consolidated forecasts for the fiscal year ending March 31, 2017 (as published on October 31, 2016) and consolidated results for the previous fiscal year

(Unit: JPY million)

	Net Sales	Operating income	Income before income taxes	Net income attributable to TDK shareholders
Forecasts for the year ending March 2017	1,140,000	76,000	75,000	52,000
Results for the year ended March 2016	1,152,255	93,414	91,839	64,828

In connection with the acquisition, BofA Merrill Lynch is acting as TDK’s exclusive financial advisor and Jones Day is acting as TDK’s legal advisor. Representing InvenSense as exclusive financial advisor is Qatalyst Partners and Pillsbury Winthrop Shaw Pittman is acting as its legal advisor.

Additional Information and Where to Find It

In connection with the proposed transaction, TDK and InvenSense intend to file relevant materials with the United States Securities and Exchange Commission (the “SEC”). InvenSense will also file with the SEC a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, InvenSense will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the InvenSense special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF INVENSENSE ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TDK OR INVENSENSE FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TDK, INVENSENSE AND THE PROPOSED TRANSACTION. The proxy statement and other documents filed by InvenSense with the SEC may be obtained free of charge at InvenSense’s website at www.invensense.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from InvenSense by requesting them by mail at InvenSense, Inc., 1745 Technology Drive Suite 200, San Jose, California 95110, Attention: Investor Relations, or by telephone at (408) 501-2200. The documents filed by TDK with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TDK by requesting them by mail at Shibaura Renasite Tower, 3-9-1 Shibaura, Minato-ku, Tokyo 108-0023, Japan, Attention: Investor Relations.

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. TDK, InvenSense, and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of InvenSense in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of InvenSense’s stockholders in connection with the proposed transaction, and any direct or indirect interests, by security holdings or otherwise, they have in the proposed transaction, will be set forth in InvenSense’s definitive proxy statement when it is filed with the SEC. Information regarding InvenSense’s directors and executive officers and their ownership of InvenSense’s securities is set forth in the definitive proxy statement for InvenSense’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2016, and its Annual Report on Form 10-K for the fiscal year ended April 3, 2016, which was filed with the SEC on May 25, 2016. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that address a variety of subjects including, for example, the expected timetable for closing of the transaction between TDK and InvenSense, the expected benefits and synergies of the transaction, TDK’s and InvenSense’s plans, objectives and expectations and TDK’s expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations and are subject to a number of factors and uncertainties, are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of TDK’s senior management about future events with respect to InvenSense’s business and its industry in general. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Actual results could differ materially from those projected or forecast in the forward-looking statements. The following important factors and uncertainties, among others, that could cause actual results to differ materially from those described in these forward looking statements include, without limitation: the parties’ ability to satisfy the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against TDK or InvenSense and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement or pendency of the proposed transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that InvenSense’s business may not be successfully integrated with TDK’s following the closing; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; and the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the proxy statement when it becomes available and InvenSense’s filings with the SEC, including the risk factors contained in InvenSense’s most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. TDK and InvenSense assume no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.